Exhibit 99.1

Six Flags Announces Private Debt Exchange Offer
for Certain of its Debt Securities

Required Terms Include Tender by
Holders of Approximately 50% of 2010 Notes Pursuant to Lock-Up Agreement

New York, NY – May 14, 2008 - Six Flags, Inc. (NYSE: SIX) announced today the commencement of a private offer to exchange any and all of the following notes (together, the “Notes”) in a private placement for new 12¼% Senior Notes due July 15, 2016 (the “New Notes”) to be issued by Six Flags Operations Inc., its wholly-owned subsidiary (“Six Flags Operations”), and guaranteed by Six Flags, Inc. (“Six Flags”). The Notes available for exchange in this offer include:

●	8 7/8% Senior Notes due 2010 of Six Flags, Inc.;
●	9 3/4% Senior Notes due 2013 of Six Flags, Inc.; and
●	9 5/8% Senior Notes due 2014 of Six Flags, Inc.

The exchange offer is being made only to qualified institutional buyers and accredited investors inside the United States and to certain non-U.S. investors located outside the United States (“eligible holders”). The purpose of this private exchange offer is to improve Six Flags’ financial flexibility by extending the maturities of its overall indebtedness, primarily its outstanding indebtedness with maturities in 2010.

			For each $1,000 Principal Amount Exchanged:
			Total Consideration By the Early Tender Date	Exchange Consideration After the Early Tender Date
Six Flags Notes to be Exchanged	CUSIP No.	Outstanding Principal Amount (in millions)	Principal amount of New 12¼% Senior Notes due 2016	Principal amount of New 12¼% Senior Notes due 2016	Acceptance Priority Level

8 7/8% Senior Notes due 2010	83001P AD1	$280.30	90% of original amount	85% of original amount	1

9 3/4% Senior Notes due 2013	83001P AF6	$374.00	70% of original amount	65% of original amount	2

9 5/8% Senior Notes due 2014	83001P AK5/ 83001P AH2	$464.65	70% of original amount	65% of original amount	3

Six Flags and Six Flags Operations are offering to exchange all properly tendered and accepted Notes listed above such that the principal amount of New Notes issued in the exchange shall not exceed $400.0 million (the

“Maximum Tender Amount”). Six Flags reserves the right, but is not obligated, to increase the Maximum Tender Amount. The aggregate principal amount of each issue of Notes that are exchanged for New Notes in the exchange offer will be determined in accordance with the “Acceptance Priority Level” set forth above. All 8 7/8% Senior Notes due 2010 (the “2010 Notes”) will be accepted before any 9 3/4% Senior Notes due 2013 (the “2013 Notes”) or 9 5/8% Senior Notes due 2014 (the “2014 Notes”) are accepted, and all 2013 Notes will be accepted before any 2014 Notes are accepted. After all 2010 Notes are accepted, the 2013 Notes will have priority in acceptance and the amount of the 2013 Notes accepted for purchase from each holder tendering such 2013 Notes will be prorated based on the aggregate principal amount of 2013 Notes tendered and the Maximum Tender Amount remaining. No 2014 Notes will be accepted unless all 2013 Notes that are tendered are accepted. Even if 100% of the 2010 Notes are validly tendered (and not validly withdrawn) the 2010 Notes will not be subject to proration due to the size of the Maximum Tender Amount.

The exchange offer will expire at 12:00 midnight, New York City time, on June 11, 2008, unless extended or earlier terminated (the “Expiration Date”). Holders of Notes must validly tender and not validly withdraw their Notes on or before the Early Tender Date, which is 5:00 p.m., New York City time, on May 28, 2008, unless extended, to receive the applicable Total Consideration set out in the table above. Holders of Notes who validly tender their Notes after the Early Tender Date and on or before the Expiration Date and whose Notes are accepted for purchase will receive the applicable Exchange Consideration set out in the table above.

The consummation of the exchange offer is conditioned upon the satisfaction or waiver of the other conditions set forth in the private offering memorandum dated May 14, 2008 (the “Offering Memorandum”), including a requirement that the beneficial holders of approximately 50% of the principal amount of the outstanding 2010 Notes who have agreed to tender their 2010 Notes for exchange in the exchange offer, shall tender such 2010 Notes in the exchange offer in accordance with the terms of their lock-up agreement.

The New Notes will be senior unsecured obligations of Six Flags Operations, and will be guaranteed by Six Flags. The New Notes will mature on July 15, 2016, and will bear interest at a rate per annum equal to 12¼%. Interest on the New Notes will be payable on January 15 and July 15 of each year, beginning on January 15, 2009. The New Notes have not been and will not be registered under the Securities Act or any state securities laws, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, and will therefore be subject to substantial restrictions on transfer.

Six Flags’ and Six Flags Operations’ obligations to accept any Notes tendered and to pay the applicable consideration for them are set forth solely in the Offering Memorandum relating to the exchange offer and the accompanying Letter of Transmittal. Documents relating to the exchange offer will only be distributed to holders of Notes who complete and return a letter of eligibility confirming that they are within the category of eligible holders for this private offer. Holders who desire a copy of the eligibility letter should contact Mackenzie Partners, Inc., the information agent for the exchange offer, at (800) 322-2885. This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The exchange offer is made only by, and pursuant to the terms set forth in the Offering Memorandum, and the information in this news release is qualified by reference to the Offering Memorandum and the accompanying Letter of Transmittal. Subject to applicable law, Six Flags may amend, extend or terminate the exchange offer.

About Six Flags

Six Flags, Inc. is the world's largest regional theme park company with 21 parks across the United States, Mexico and Canada. Founded in 1961, Six Flags has provided world class entertainment for millions of families with cutting edge, record-shattering roller coasters and appointment programming with events like the popular Thursday and Sunday Night Concert Series. Now 47 years strong, Six Flags is recognized as the preeminent thrill innovator while reaching to all demographics - families, teens, tweens and thrill seekers alike - with themed attractions based on the Looney Tunes characters, the Justice League of America, skateboarding legend Tony Hawk, The Wiggles and Thomas the Tank Engine. Six Flags, Inc. is a publicly-traded corporation (NYSE:SIX) headquartered in New York City.

Forward Looking Statements:

Statements in this press release that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about the terms of the exchange offer and the timeframe for its completion. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “expect,” “plans,” “intend,” “may,” “will,” and other terms with similar meaning indicating possible future events or potential impact on the business or other stakeholders of Six Flags and its subsidiaries. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management's current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the condition of the U.S. credit markets generally and worsening industry conditions. Additional factors are detailed from time to time in Six Flags' filings with the Securities and Exchange Commission (SEC), including those factors contained in Six Flags' Annual Report on Form 10-K for the year ended December 31, 2007 under the caption “Risk Factors.” All forward-looking statements in this news release are expressly qualified by information contained in Six Flags' filings with the SEC. Six Flags disclaims any obligation to update or revise any forward-looking information.

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Media Contact: Sandra Daniels - (212) 652-9360

Investor Relations: William Schmitt - (203) 682-8200